Exhibit 10.18

Recording Requested By,

And After Recording, Return To:

WELLS FARGO BANK,

  NATIONAL ASSOCIATION

1700 Lincoln Street, 3rd Floor

MAC C7300-033

Denver, CO 80203

Prepared by: Loan Documentation

MORTGAGE

AND ASSIGNMENT OF RENTS AND LEASES

THIS MORTGAGE AND ASSIGNMENT OF RENTS AND LEASES (this “Mortgage”) is executed as of October 24, 2013, by SIGMATRON INTERNATIONAL, INC. (“Mortgagor”), to WELLS FARGO BANK, NATIONAL ASSOCIATION (“Mortgagee”).

ARTICLE I. MORTGAGE

1.1 Grant. For the purposes and upon the terms and conditions in this Mortgage, Mortgagor irrevocably mortgages, grants, conveys, assigns, bargains, sells, releases, aliens, transfers and remises to Mortgagee and its successors and assigns forever and hereby represents and warrants to Mortgagee with the right of entry and possession, and grants to mortgagee and its successors and assigns forever a continuing security interest in and to, Mortgagor’s interest in: (a) all real property located in Kane County, Illinois, and described on Exhibit A attached hereto; (b) all easements, rights-of-way and rights used in connection with or as a means of access to any portion of said real property; (c) all tenements, hereditaments and appurtenances thereof and thereto; (d) all right, title and interest of Mortgagor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, open or proposed, adjoining said real property, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection with said real property; (e) all buildings, improvements and landscaping now or hereafter erected or located on said real property; (f) all development rights, governmental or quasi-governmental licenses, permits or approvals, zoning rights and other similar rights or interests which relate to the development, use or operation of, or that benefit or are appurtenant to, said real property; (g) all mineral rights, oil and gas rights, air rights, water or water rights, including without limitation, all wells, canals, ditches and reservoirs of any nature and all rights thereto, appurtenant to or associated with said real property, whether decreed or undecreed, tributary or non-tributary, surface or underground, appropriated or unappropriated, and all shares of stock in any water, canal, ditch or reservoir company, and all well permits, water service contracts, drainage rights and other evidences of any such rights; and (h) all interest or estate which Mortgagor now has or may hereafter acquire in said real property and all additions and accretions thereto, and all awards or payments made for the taking of all or any portion of said real property by eminent domain or any proceeding or purchase in lieu thereof, or any damage to any portion of said real property (collectively, the “Subject Property”). The listing of specific rights or property shall not be interpreted as a limitation of general terms.

TO HAVE AND TO HOLD the Subject Property unto Mortgagee, its successors and assigns forever, for the purposes and uses set forth in this Mortgage, and Mortgagor covenants with and warrants to Mortgagee that, at the execution and delivery of this Mortgage, Mortgagor holds fee simple title to, or if permitted in writing, a valid leasehold estate in, the Subject Property and has a good and marketable indefeasible estate therein and that the Subject Property is free from all encumbrances and claim of any other person. Mortgagor does under this Mortgage bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND the Subject Property against all claims and demands whatsoever, except as disclosed to Mortgagee prior to the date hereof in a writing that refers to this warranty.

Mortgage and Assignment of Rents and Leases

PROVIDED, HOWEVER, that if and when Mortgagor has paid all of the Secured Obligations (defined below) and performed and observed all of the agreements, terms, conditions, provisions, and warranties relating to the Secured Obligations, this Mortgage and the estate, right, and interest of Mortgagee in and to the Subject Property shall cease and be released at the cost of Mortgagor, but otherwise, shall remain in full force and effect. Mortgagee shall be entitled to charge a reasonable release fee.

1.2 Address. The address of the Subject Property (if known) is: 1901 South Street, Elgin, IL 60123. Neither the failure to designate an address nor any inaccuracy in the address designated shall affect the validity or priority of the lien of this Mortgage on the Subject Property as described on Exhibit A. In the event of any conflict between the provisions of Exhibit A and said address, Exhibit A shall control.

ARTICLE II. OBLIGATIONS SECURED

2.1 Obligations Secured. Mortgagor makes this grant and assignment for the purpose of securing the following obligations (each, a “Secured Obligation” and collectively, the “Secured Obligations”):

(a) payment to Mortgagee of all sums at any time owing and performance of all other obligations arising under or in connection with that certain promissory note (“Note”) dated as of October 24, 2013, in the maximum principal amount of One Million Two Hundred and Seventy Five Thousand Dollars ($1,275,000.00), with interest as provided therein, executed by SIGMATRON INTERNATIONAL, INC. and payable to Mortgagee or its order on or before October 24, 2018, together with the payment and performance of any other indebtedness or obligations incurred in connection with the credit accommodation evidenced by the Note, whether or not specifically referenced therein; and

(b) payment and performance of all obligations of Mortgagor under this Mortgage, together with all advances, payments or other expenditures made by Mortgagee as or for the payment or performance of any such obligations of Mortgagor; and

(c) payment and performance of all obligations, if any, and the contracts under which they arise, which any rider attached to and recorded with this Mortgage recites are secured hereby; and

(d) payment to Mortgagee of all liability, whether liquidated or unliquidated, defined, contingent, conditional or of any other nature whatsoever, and performance of all other obligations, arising under any swap, derivative, foreign exchange or hedge transaction or arrangement (or other similar transaction or arrangement howsoever described or defined) at any time entered into with Mortgagee in connection with any Secured Obligation; and

(e) payment and performance of all future advances (whether obligatory or to be made at the option of Mortgagee, or otherwise) made by Mortgagee, to the same extent as if such future advances were made on the date of execution of this Mortgage, and other obligations that the then record owner of the Subject Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Mortgagee, when any such advance or other obligation is evidenced by a writing which recites that it is secured by this Mortgage; and

(f) all modifications, extensions and renewals of any of the Secured Obligations (including without limitation, (i) modifications, extensions or renewals at a different rate of interest, or (ii) deferrals or accelerations of the required principal payment dates or interest payment dates or both, in whole or in part), however evidenced, whether or not any such modification, extension or renewal is evidenced by a new or additional promissory note or notes.

Mortgage and Assignment of Rents and Leases

2.2 Obligations. The term “obligations” is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities by Mortgagor to Mortgagee heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, joint or several, relating to a Secured Obligation, including without limitation, all principal, interest, charges, including prepayment charges and late charges, and loan fees at any time accruing or assessed on any Secured Obligation.

2.3 Incorporation. All terms of the Secured Obligations are incorporated herein by this reference. All persons who may have or acquire an interest in the Subject Property are hereby deemed to have notice of the terms of the Secured Obligations and to have notice, if provided therein, that: (a) the Note or any other Secured Obligation may permit borrowing, repayment and reborrowing; and (b) the rate of interest on one or more of the Secured Obligations may vary from time to time.

2.4 Maximum Secured Amount. The maximum amount secured by this Mortgage may decrease or increase from time to time, but shall never exceed twice the aggregate amount of the Note and each other instrument, agreement or obligation specifically described herein or in any rider attached to and recorded with this Mortgage, or otherwise incorporated herein by reference, including any of the foregoing which is incorporated into this Mortgage by a modification or similar document recorded subsequent to the date hereof. The maximum amount secured by this Mortgage shall not in any way imply that Mortgagee shall be obligated to advance any amount at any time. Advances of disbursements made by Mortgagee to protect the security, under the terms hereof, shall not be deemed to be optional advances.

ARTICLE III. ASSIGNMENT OF RENTS

3.1 Assignment. For the purposes and upon the terms and conditions set forth herein, Mortgagor irrevocably assigns to Mortgagee all of Mortgagor’s right, title and interest in, to and under all leases, licenses, rental agreements and other agreements of any kind relating to the use or occupancy of any of the Subject Property, whether existing as of the date hereof or at any time hereafter entered into, together with all guarantees of and security for any tenant’s or lessee’s performance thereunder, and all amendments, extensions, renewals and modifications thereto (each, a “Lease” and collectively, the “Leases”), together with any and all other rents, issues and profits of the Subject Property (collectively, “Rents”). This assignment shall not impose upon Mortgagee any duty to produce Rents from the Subject Property, nor cause Mortgagee to be: (a) a “mortgagee in possession” for any purpose; (b) responsible for performing any of the obligations of the lessor or landlord under any Lease; or (c) responsible for any waste committed by any person or entity at any time in possession of the Subject Property or any part thereof, or for any dangerous or defective condition of the Subject Property, or for any negligence in the management, upkeep, repair or control of the Subject Property. This is an absolute assignment, not an assignment for security only, and Mortgagee’s right to Rents is not contingent upon and may be exercised without taking possession of the Subject Property. Mortgagor agrees to execute and deliver to Mortgagee, within five (5) days of Mortgagee’s written request, such additional documents as Mortgagee may reasonably request to further evidence the assignment to Mortgagee of any and all Leases and Rents. Mortgagee, at Mortgagee’s option and without notice, may notify any lessee or tenant of this assignment of the Leases and Rents.

3.2 Protection of Security. To protect the security of this assignment, Mortgagor agrees:

(a) At Mortgagor’s sole cost and expense: (i) to perform each obligation to be performed by the lessor or landlord under each Lease and to enforce or secure the performance of each obligation to be performed by the lessee or tenant under each Lease; (ii) not to modify any Lease in any material respect, nor accept surrender under or terminate the term of any Lease; (iii) not to anticipate the Rents under any Lease; and (iv) not to waive or release any lessee or tenant of or from any Lease obligations. Mortgagor

Mortgage and Assignment of Rents and Leases

assigns to Mortgagee all of Mortgagor’s right and power to modify the terms of any Lease, to accept a surrender under or terminate the term of or anticipate the Rents under any Lease, and to waive or release any lessee or tenant of or from any Lease obligations, and any attempt on the part of Mortgagor to exercise any such rights or powers without Mortgagee’s prior written consent shall be a breach of the terms hereof.

(b) At Mortgagor’s sole cost and expense, to defend any action in any manner connected with any Lease or the obligations thereunder, and to pay all costs of Mortgagee, including reasonable attorneys’ fees, in any such action in which Mortgagee may appear.

(c) That, should Mortgagor fail to do any act required to be done by Mortgagor under a Lease, then Mortgagee, but without obligation to do so and without notice to Mortgagor and without releasing Mortgagor from any obligation hereunder, may make or do the same in such manner and to such extent as Mortgagee deems necessary to protect the security hereof, and, in exercising such powers, Mortgagee may employ attorneys and other agents, and Mortgagor shall pay necessary costs and reasonable attorneys’ fees incurred by Mortgagee, or its agents, in the exercise of the powers granted herein. Mortgagor shall give prompt notice to Mortgagee of any default by any lessee or tenant under any Lease, and of any notice of default on the part of Mortgagor under any Lease received from a lessee or tenant thereunder, together with an accurate and complete copy thereof.

(d) To pay to Mortgagee immediately upon demand all sums expended under the authority hereof, including reasonable attorneys’ fees, together with interest thereon at the highest rate per annum payable under any Secured Obligation, and the same, at Mortgagee’s option, may be added to any Secured Obligation and shall be secured hereby.

3.3 License. Mortgagee confers upon Mortgagor a license (“License”) to collect and retain the Rents as, but not before, they come due and payable, until the occurrence of any Default. Upon the occurrence of any Default, the License shall be automatically revoked, and Mortgagee may, at Mortgagee’s option and without notice, either in person or by agent, with or without bringing any action, or by a receiver to be appointed by a court: (a) enter, take possession of, manage and operate the Subject Property or any part thereof; (b) make, cancel, enforce or modify any Lease; (c) obtain and evict tenants, fix or modify Rents, and do any acts which Mortgagee deems proper to protect the security hereof; and (d) either with or without taking possession of the Subject Property, in its own name, sue for or otherwise collect and receive all Rents, including those past due and unpaid, and apply the same in accordance with the provisions of this Mortgage. The entering and taking possession of the Subject Property, the collection of Rents and the application thereof as aforesaid, shall not cure or waive any Default, nor waive, modify or affect any notice of default hereunder, nor invalidate any act done pursuant to any such notice. The License shall not grant to Mortgagee the right to possession, except as provided in this Mortgage.

ARTICLE IV. RIGHTS AND DUTIES OF THE PARTIES

4.1 Title. Mortgagor warrants that, except as disclosed to Mortgagee prior to the date hereof in a writing which refers to this warranty, Mortgagor lawfully possesses and holds fee simple title to, or if permitted by Mortgagee in writing, a leasehold interest in, the Subject Property without limitation on the right to encumber, as herein provided, and that this Mortgage is a valid lien on the Subject Property and all of Mortgagor’s interest therein.

4.2 Taxes and Assessments. Subject to the right, if any, of Mortgagor to contest payment of the following pursuant to any other agreement between Mortgagor and Mortgagee, Mortgagor shall pay prior to delinquency all taxes, assessments, levies and charges imposed: (a) by any public or quasi-public authority or utility company which are or which may become a lien upon or cause a loss in value of the Subject Property or any interest therein; or (b) by any public authority upon Mortgagee by reason of its

Mortgage and Assignment of Rents and Leases

interest in any Secured Obligation or in the Subject Property, or by reason of any payment made to Mortgagee pursuant to any Secured Obligation; provided however, that Mortgagor shall have no obligation to pay any income taxes of Mortgagee. Promptly upon request by Mortgagee, Mortgagor shall furnish to Mortgagee satisfactory evidence of the payment of all of the foregoing. Mortgagee is hereby authorized to request and receive from the responsible governmental and non-governmental personnel written statements with respect to the accrual and payment of any of the foregoing.

4.3 Performance of Secured Obligations. Mortgagor shall promptly pay and perform each Secured Obligation when due.

4.4 Liens, Encumbrances and Charges. Mortgagor shall immediately discharge any lien on the Subject Property not approved by Mortgagee in writing. Except as otherwise provided in any Secured Obligation or other agreement with Mortgagee, Mortgagor shall pay when due all obligations secured by or reducible to liens and encumbrances which shall now or hereafter encumber the Subject Property, whether senior or subordinate hereto, including without limitation, any mechanics’ liens.

4.5 Insurance. Mortgagor shall insure the Subject Property against loss or damage by fire and such other risks as Mortgagee shall from time to time require. Mortgagor shall carry public liability insurance, flood insurance as required by applicable law and such other insurance as Mortgagee may reasonably require, including without limitation, business interruption insurance or loss of rental value insurance. Mortgagor shall maintain all required insurance at Mortgagor’s expense, under policies issued by companies and in form and substance satisfactory to Mortgagee. Mortgagee, by reason of accepting, rejecting, approving or obtaining insurance, shall not incur any liability for: (a) the existence, nonexistence, form or legal sufficiency thereof; (b) the solvency of any insurer; or (c) the payment of losses. All policies and certificates of insurance shall name Mortgagee as loss payee, and shall provide that the insurance cannot be terminated as to Mortgagee except upon a minimum of ten (10) days’ prior written notice to Mortgagee. Immediately upon any request by Mortgagee, Mortgagor shall deliver to Mortgagee the original of all such policies or certificates, with receipts evidencing annual prepayment of the premiums.

4.6 Reserved

4.7 Damages; Insurance and Condemnation Proceeds.

(a) (i) All awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation (or transfer in lieu thereof) for public or private use affecting the Subject Property; (ii) all other claims and awards for damages to or decrease in value of the Subject Property; (iii) all proceeds of any insurance policies payable by reason of loss sustained to the Subject Property; and (iv) all interest which may accrue on any of the foregoing, may (so long as no Default shall have occurred and is continuing) be paid to Mortgagor to acquire replacement property subject to this Mortgage; otherwise such sums are all absolutely and irrevocably assigned to and shall be paid to Mortgagee. Upon the occurrence of a Default and during the continuation thereof, at the absolute discretion of Mortgagee, whether or not its security is or may be impaired, but subject to applicable law if any, and without regard to any requirement contained in any other Section hereof, Mortgagee may apply all or any of the proceeds it receives to its expenses in settling, prosecuting or defending any such claim and apply the balance to the Secured Obligations in any order, and release all or any part of the proceeds to Mortgagor upon any conditions Mortgagee may impose. In such case, Mortgagee may commence, appear in, defend or prosecute any assigned claim or action, and may adjust, compromise, settle and collect all claims and awards assigned to Mortgagee; provided however, that in no event shall Mortgagee be responsible for any failure to collect any claim or award, regardless of the cause of the failure.

(b) If Mortgagor uses insurance or condemnation proceeds held by Mortgagee for repair or restoration, Mortgagee may impose any conditions on such use as Mortgagee deems necessary.

Mortgage and Assignment of Rents and Leases

4.8 Maintenance and Preservation of Subject Property. Subject to the provisions of any Secured Obligation, Mortgagor covenants:

(a) to keep the Subject Property in good condition and repair;

(b) except with Mortgagee’s prior written consent, not to remove or demolish the Subject Property, nor alter, restore or add to the Subject Property, nor initiate or acquiesce in any change in any zoning or other land classification which affects the Subject Property;

(c) to restore promptly and in good workmanlike manner any portion of the Subject Property which may be damaged or destroyed, unless Mortgagee requires that all of the insurance proceeds be used to reduce the Secured Obligations as provided in the Section hereof entitled Damages; Insurance and Condemnation Proceeds;

(d) to comply with and not to suffer violation of any or all of the following which govern acts or conditions on, or otherwise affect the Subject Property: (i) laws, ordinances, regulations, standards and judicial and administrative rules and orders; (ii) covenants, conditions, restrictions and equitable servitudes, whether public or private; and (iii) requirements of insurance companies and any bureau or agency which establishes standards of insurability;

(e) not to commit or permit waste of the Subject Property; and

(f) to do all other acts which from the character or use of the Subject Property may be reasonably necessary to maintain and preserve its value.

4.9 Hazardous Substances; Environmental Provisions. Mortgagor represents and warrants to Mortgagee as follows:

(a) Except as disclosed to Mortgagee in writing prior to the date hereof, the Subject Property is not and has not been a site for the use, generation, manufacture, storage, treatment, disposal, release or threatened release, transportation or presence of any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws, as defined below, and/or other applicable environmental laws, ordinances and regulations (collectively, the “Hazardous Materials”).

(b) The Subject Property is in compliance with all laws, ordinances and regulations relating to Hazardous Materials (collectively, the “Hazardous Materials Laws”), including without limitation, the Clean Air Act, the Federal Water Pollution Control Act, the Federal Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Toxic Substances Control Act and the Occupational Safety and Health Act, as any of the same may be amended, modified or supplemented from time to time, and any other applicable federal, state or local environmental laws, and any rules or regulations adopted pursuant to any of the foregoing.

(c) There are no claims or actions pending or threatened against Mortgagor or the Subject Property by any governmental entity or agency, or any other person or entity, relating to any Hazardous Materials or pursuant to any Hazardous Materials Laws.

(d) Mortgagor hereby agrees to defend, indemnify and hold harmless Mortgagee, its directors, officers, employees, agents, successors and assigns, from and against any and all losses, damages, liabilities, claims, actions, judgments, court costs and legal or other expenses (including without limitation, attorneys’ fees and expenses) which Mortgagee may incur as a direct or indirect consequence of the use,

Mortgage and Assignment of Rents and Leases

generation, manufacture, storage, treatment, disposal, release or threatened release, transportation or presence of Hazardous Materials in, on, under or about the Subject Property. Mortgagor shall pay to Mortgagee immediately upon demand any amounts owing under this indemnity, together with interest from the date of demand until paid in full at the highest rate of interest applicable to any Secured Obligation. MORTGAGOR’S DUTY AND OBLIGATION TO DEFEND, INDEMNIFY AND HOLD HARMLESS MORTGAGEE SHALL SURVIVE THE CANCELLATION OF THE SECURED OBLIGATIONS AND THE RELEASE OR PARTIAL RELEASE OF THIS MORTGAGE.

(e) Mortgagor shall immediately advise Mortgagee in writing upon Mortgagor’s discovery of any occurrence or condition on the Subject Property, or on any real property adjoining or in the vicinity of the Subject Property, that does or could cause all or any part of the Subject Property to be contaminated with any Hazardous Materials or otherwise be in violation of any Hazardous Materials Laws, or cause the Subject Property to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Hazardous Materials Laws.

4.10 Protection of Security. Mortgagor shall, at Mortgagor’s sole expense: (a) protect, preserve and defend the Subject Property and Mortgagor’s title and right to possession of the Subject Property against all adverse claims; (b) if Mortgagor’s interest in the Subject Property is a leasehold interest or estate, pay and perform in a timely manner all obligations to be paid and/or performed by the lessee or tenant under the lease or other agreement creating such leasehold interest or estate; and (c) protect, preserve and defend the security of this Mortgage and the rights and powers of Mortgagee under this Mortgage against all adverse claims. Mortgagor shall give Mortgagee prompt notice in writing of the assertion of any claim, the filing of any action or proceeding, or the occurrence of any damage, condemnation offer or other action relating to or affecting the Subject Property and, if Mortgagor’s interest in the Subject Property is a leasehold interest or estate, of any notice of default or demand for performance under the lease or other agreement pursuant to which such leasehold interest or estate was created or exists.

4.11 Powers and Duties of Mortgagee. Mortgagee may, upon written request, without obligation to do so or liability therefor and without notice: (a) release all or any part of the Subject Property from the lien of this Mortgage; (b) consent to the making of any map or plat of the Subject Property; and (c) join in any grant of easement or declaration of covenants and restrictions with respect to the Subject Property, or any extension agreement or any agreement subordinating the lien or charge of this Mortgage. Mortgagee may from time to time apply to any court of competent jurisdiction for aid and direction in the exercise or enforcement of its rights and remedies available under this Mortgage, and may obtain orders or decrees directing, confirming or approving acts in the exercise or enforcement of said rights and remedies. Mortgagee has no obligation to notify any party of any pending sale or any action or proceeding (including, but not limited to, actions in which Mortgagor or Mortgagee shall be a party) unless held or commenced and maintained by Mortgagee under this Mortgage.

4.12 Compensation; Exculpation; Indemnification.

(a) Mortgagor shall pay Mortgagee reasonable compensation for services rendered concerning this Mortgage, including without limitation, the providing of any statement of amounts owing under any Secured Obligation. Mortgagee shall not directly or indirectly be liable to Mortgagor or any other person as a consequence of: (i) the exercise of any rights, remedies or powers granted to Mortgagee in this Mortgage; (ii) the failure or refusal of Mortgagee to perform or discharge any obligation or liability of Mortgagor under this Mortgage or any Lease or other agreement related to the Subject Property; or (iii) any loss sustained by Mortgagor or any third party as a result of Mortgagee’s failure to lease the Subject Property after any Default or from any other act or omission of Mortgagee in managing the Subject Property after any Default unless such loss is caused by the willful misconduct or gross negligence of Mortgagee; and no such liability shall be asserted or enforced against Mortgagee, and all such liability is hereby expressly waived and released by Mortgagor.

Mortgage and Assignment of Rents and Leases

(b) Mortgagor shall indemnify Mortgagee against, and hold Mortgagee harmless from, any and all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys’ fees and other legal expenses, costs of evidence of title, costs of evidence of value, and other expenses which Mortgagee may suffer or incur: (i) by reason of this Mortgage; (ii) by reason of the performance of any act required or permitted hereunder or by law; (iii) as a result of any failure of Mortgagor to perform Mortgagor’s obligations; or (iv) by reason of any alleged obligation or undertaking of Mortgagee to perform or discharge any of the representations, warranties, conditions, covenants or other obligations contained in any other document related to the Subject Property, including without limitation, the payment of any taxes, assessments, rents or other lease obligations, liens, encumbrances or other obligations of Mortgagor under this Mortgage. Mortgagor’s duty to indemnify Mortgagee shall survive the payment, discharge or cancellation of the Secured Obligations and the release or satisfaction, in whole or in part, of this Mortgage.

(c) Mortgagor shall pay all indebtedness arising under this Section immediately upon demand by Mortgagee, together with interest thereon from the date of demand until paid in full at the highest rate per annum payable under any Secured Obligation. Mortgagee may, at its option, add any such indebtedness to any Secured Obligation.

4.13 Due on Sale or Encumbrance. Except as permitted by the provisions of any Secured Obligation or applicable law, if the Subject Property or any interest therein shall be sold, transferred (including without limitation, where applicable, through sale or transfer of a majority or controlling interest of the corporate stock, or any general partnership, limited liability company or other similar interests, of Mortgagor), mortgaged, assigned, encumbered or leased, whether voluntarily, involuntarily or by operation of law (each of which actions and events is called a “Transfer”), without Mortgagee’s prior written consent, THEN Mortgagee may, at its sole option, declare all Secured Obligations immediately due and payable in full. Mortgagor shall notify Mortgagee in writing of each Transfer within ten (10) business days of the date thereof.

4.14 Releases, Extensions, Modifications and Additional Security. Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Subject Property or in any manner obligated under any Secured Obligation (each, an “Interested Party”), Mortgagee may, from time to time, release any Interested Party from liability for the payment of any Secured Obligation, take any action or make any agreement extending the maturity or otherwise altering the terms or increasing the amount of any Secured Obligation, accept additional security, and enforce, waive, subordinate or release all or a portion of the Subject Property or any other security for any Secured Obligation. None of the foregoing actions shall release or reduce the personal liability of any Interested Party, nor release or impair the priority of the lien of this Mortgage upon the Subject Property.

4.15 Release of Mortgage. Upon satisfaction in full of the Secured Obligations, Mortgagee, without warranty, shall deliver for recording in the appropriate real property records a satisfaction or release of Mortgage for the Subject Property, or that portion thereof then covered hereby, from the lien of this Mortgage.

4.16 Subrogation. Mortgagee shall be subrogated to the lien of all encumbrances, whether or not released of record, paid in whole or in part by Mortgagee pursuant to this Mortgage or by the proceeds of any Secured Obligation.

4.17 Mortgagor Different From Obligor (“Third Party Mortgagor”). As used in this Section, the term “Obligor” shall mean each person or entity obligated in any manner under any of the Secured Obligations; and the term “Third Party Mortgagor” shall mean (1) each person or entity included in the definition of Mortgagor herein and which is not an Obligor under all of the Secured Obligations, and (2) each person or entity included in the definition of Mortgagor herein if any Obligor is not included in said definition.

Mortgage and Assignment of Rents and Leases

(a) Representations and Warranties. Each Third Party Mortgagor represents and warrants to Mortgagee that: (i) this Mortgage is executed at an Obligor’s request; (ii) this Mortgage complies with all agreements between each Third Party Mortgagor and any Obligor regarding such Third Party Mortgagor’s execution hereof; (iii) Mortgagee has made no representation to any Third Party Mortgagor as to the creditworthiness of any Obligor; and (iv) each Third Party Mortgagor has established adequate means of obtaining from each Obligor on a continuing basis financial and other information pertaining to such Obligor’s financial condition. Each Third Party Mortgagor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect such Third Party Mortgagor’s risks hereunder. Each Third Party Mortgagor further agrees that Mortgagee shall have no obligation to disclose to any Third Party Mortgagor any information or material about any Obligor which is acquired by Mortgagee in any manner. The liability of each Third Party Mortgagor hereunder shall be reinstated and revived, and the rights of Mortgagee shall continue if and to the extent that for any reason any amount at any time paid on account of any Secured Obligation is rescinded or must otherwise be restored by Mortgagee, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any amount so paid must be rescinded or restored shall be made by Mortgagee in its sole discretion; provided however, that if Mortgagee chooses to contest any such matter at the request of any Third Party Mortgagor, each Third Party Mortgagor agrees to indemnify and hold Mortgagee harmless from and against all costs and expenses, including reasonable attorneys’ fees, expended or incurred by Mortgagee in connection therewith, including without limitation, in any litigation with respect thereto.

(b) Waivers.

(i) Each Third Party Mortgagor waives any right to require Mortgagee to: (A) proceed against any Obligor or any other person; (B) marshal assets or proceed against or exhaust any security held from any Obligor or any other person; (C) give notice of the terms, time and place of any public or private sale or other disposition of personal property security held from any Obligor or any other person; (D) take any other action or pursue any other remedy in Mortgagee’s power; or (E) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of indebtedness held by Mortgagee as security for or which constitute in whole or in part the Secured Obligations, or in connection with the creation of new or additional obligations.

(ii) Each Third Party Mortgagor waives any defense to its obligations hereunder based upon or arising by reason of: (A) any disability or other defense of any Obligor or any other person; (B) the cessation or limitation from any cause whatsoever, other than payment in full, of any Secured Obligation; (C) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of any Obligor which is a corporation, partnership or other type of entity, or any defect in the formation of any such Obligor; (D) the application by any Obligor of the proceeds of any Secured Obligation for purposes other than the purposes represented by any Obligor to, or intended or understood by, Mortgagee or any Third Party Mortgagor; (E) any act or omission by Mortgagee which directly or indirectly results in or aids the discharge of any Obligor or any portion of any Secured Obligation by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Mortgagee against any Obligor; (F) any impairment of the value of any interest in any security for the Secured Obligations or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; (G) any modification of any Secured Obligation, in any form whatsoever, including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, any Secured Obligation or any portion thereof, including increase or

Mortgage and Assignment of Rents and Leases

decrease of the rate of interest thereon; or (H) any requirement that Mortgagee give any notice of acceptance of this Mortgage. Until all Secured Obligations shall have been paid in full, no Third Party Mortgagor shall have any right of subrogation, and each Third Party Mortgagor waives any right to enforce any remedy which Mortgagee now has or may hereafter have against any Obligor or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Mortgagee. Each Third Party Mortgagor further waives all rights and defenses it may have arising out of: (1) any election of remedies by Mortgagee, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Secured Obligations, destroys such Third Party Mortgagor’s rights of subrogation or such Third Party Mortgagor’s rights to proceed against any Obligor for reimbursement; or (2) any loss of rights any Third Party Mortgagor may suffer by reason of any rights, powers or remedies of any Obligor in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging any Obligor’s obligations.

(iii) If any of said waivers is determined to be contrary to any applicable law or public policy, such waiver shall be effective to the extent permitted by applicable law or public policy.

ARTICLE V. DEFAULT PROVISIONS

5.1 Default. The occurrence of any of the following shall constitute a “Default” under this Mortgage: (a) Mortgagor shall fail to observe or perform any obligation or agreement contained herein for a period of twenty (20) days after notice from Mortgagee; (b) any representation or warranty of Mortgagor herein shall prove to be incorrect, false or misleading in any material respect when made; or (c) any default in the payment or performance of any obligation, or any defined event of default, under any provisions of the Note or any other contract, instrument or document executed in connection with, or with respect to, any Secured Obligation.

5.2 Rights and Remedies. Upon the occurrence of any Default, and at any time thereafter, Mortgagee shall have all the following rights and remedies:

(a) With or without notice, to declare all Secured Obligations immediately due and payable in full.

(b) With or without notice, without releasing Mortgagor from any Secured Obligation and without becoming a mortgagee in possession, to cure any Default of Mortgagor and, in connection therewith: (i) to enter upon the Subject Property and to do such acts and things as Mortgagee deems necessary or desirable to protect the security of this Mortgage, including without limitation, to appear in and defend any action or proceeding purporting to affect the security of this Mortgage or the rights or powers of Mortgagee hereunder; (ii) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the judgment of Mortgagee, is senior in priority to this Mortgage, the judgment of Mortgagee being conclusive as between the parties hereto; (iii) to obtain, and to pay any premiums or charges with respect to, any insurance required to be carried hereunder; and (iv) to employ counsel, accountants, contractors and other appropriate persons to assist Mortgagee.

(c) To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this Mortgage or to obtain specific enforcement of the covenants of Mortgagor under this Mortgage, and Mortgagor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy. For the purposes of any suit brought under this subsection, Mortgagor waives the defenses of laches and any applicable statute of limitations.

(d) To apply to a court of competent jurisdiction for and obtain appointment of a receiver of the Subject Property as a matter of strict right and without regard to: (i) the adequacy of the security for the repayment of the Secured Obligations; (ii) the existence of a declaration that the Secured Obligations are immediately due and payable; or (iii) the filing of a notice of default; and Mortgagor consents to such appointment.

Mortgage and Assignment of Rents and Leases

(e) To take and possess all documents, books, records, papers and accounts of Mortgagor or the then owner of the Subject Property; to make or modify Leases of, and other agreements with respect to, the Subject Property upon such terms and conditions as Mortgagee deems proper; and to make repairs, alterations and improvements to the Subject Property deemed necessary, in Mortgagee’s judgment, to protect or enhance the security hereof.

(f) To resort to and realize upon the security hereunder and any other security now or later held by Mortgagee concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both, and to apply the proceeds received in accordance with the Section hereof entitled Application of Foreclosure Sale Proceeds, all in such order and manner as Mortgagee shall determine in its sole discretion.

(g) Upon sale of the Subject Property at any judicial foreclosure, Mortgagee may credit bid (as determined by Mortgagee in its sole discretion) all or any portion of the Secured Obligations. In determining such credit bid, Mortgagee may, but is not obligated to, take into account all or any of the following: (i) appraisals of the Subject Property as such appraisals may be discounted or adjusted by Mortgagee in its sole underwriting discretion; (ii) expenses and costs incurred by Mortgagee with respect to the Subject Property prior to foreclosure; (iii) expenses and costs which Mortgagee anticipates will be incurred with respect to the Subject Property after foreclosure, but prior to resale, including without limitation, costs of structural reports and other due diligence, costs to carry the Subject Property prior to resale, costs of resale (e.g., commissions, attorneys’ fees, and taxes), Hazardous Materials clean-up and monitoring, deferred maintenance, repair, refurbishment and retrofit, and costs of defending or settling litigation affecting the Subject Property; (iv) declining trends in real property values generally and with respect to properties similar to the Subject Property; (v) anticipated discounts upon resale of the Subject Property as a distressed or foreclosed property; (vi) the existence of additional collateral, if any, for the Secured Obligations; and (vii) such other factors or matters that Mortgagee deems appropriate. Mortgagor acknowledges and agrees that: (A) Mortgagee is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (B) this Section does not impose upon Mortgagee any additional obligations that are not imposed by law at the time the credit bid is made; (C) the amount of Mortgagee’s credit bid need not have any relation to any loan-to-value ratios specified in any agreement between Mortgagor and Mortgagee or previously discussed by Mortgagor and Mortgagee; and (D) Mortgagee’s credit bid may be, at Mortgagee’s sole discretion, higher or lower than any appraised value of the Subject Property.

(h) Mortgagor acknowledges that the transaction of which this Mortgage is a part is a transaction that does not include either agricultural real estate (as defined in 735 ILCS 5/15-1201), or residential real estate, and to the fullest extent permitted by law, Mortgagor hereby voluntarily and knowingly waives its rights to reinstatement and redemption as allowed under 735 ILCS 5/15-1601(b) and the benefits of all present and future valuation, appraisement, homestead, exemption, stay, redemption and moratorium law under any state or federal law.

(i) Notwithstanding the provisions of this Section, any foreclosure of all or any portion of the lien of this Mortgage shall be in accordance with the Illinois Mortgage Foreclosure Act, 735 ILCS 5/15-1101 et seq., as from time to time amended.

5.3 Application of Foreclosure Sale Proceeds. After deducting all reasonable out-of-pocket costs, fees and expenses of sale, including costs of evidence of title and attorneys’ fees in connection with a sale, all proceeds of any foreclosure sale shall be applied first, to payment of all Secured Obligations (including without limitation, all sums expended by Mortgagee under the terms hereof and not then repaid, with accrued interest at the highest rate per annum payable under any Secured Obligation), in such order and amounts as Mortgagee in its sole discretion shall determine; and the remainder, if any, to the person or persons legally entitled thereto.

Mortgage and Assignment of Rents and Leases

5.4 Application of Other Sums. All Rents or other sums received by Mortgagee or any agent or receiver hereunder, less all costs and expenses incurred by Mortgagee or such agent or receiver, including reasonable attorneys’ fees, shall be applied to payment of the Secured Obligations in such order as Mortgagee shall determine in its sole discretion; provided however, that Mortgagee shall have no liability for funds not actually received by Mortgagee.

5.5 No Cure or Waiver. Neither Mortgagee’s or any receiver’s entry upon and taking possession of the Subject Property, nor any collection of Rents, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise of any other right or remedy by Mortgagee or any receiver shall impair the status of the security of this Mortgage, or cure or waive any breach, Default or notice of default under this Mortgage, or nullify the effect of any notice of default or sale (unless all Secured Obligations and any other sums then due hereunder have been paid in full and Mortgagor has cured all other Defaults), or prejudice Mortgagee in the exercise of any right or remedy, or be construed as an affirmation by Mortgagee of any tenancy, lease or option of the Subject Property or a subordination of the lien of this Mortgage.

5.6 Costs, Expenses and Attorneys’ Fees. Mortgagor agrees to pay to Mortgagee immediately upon demand the full amount of all reasonable out-of-pocket payments, advances, charges, costs and expenses, including court costs and reasonable attorneys’ fees (to include outside counsel fees), expended or incurred by Mortgagee pursuant to this Article V, whether incurred at the trial or appellate level, in an arbitration proceeding that may be awarded in favor of the Mortgagee or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Mortgagee or any other person) relating to Mortgagor or in any way affecting any of the Subject Property or Mortgagee’s ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Mortgagor with interest from the date of demand until paid in full at the highest rate per annum payable under any Secured Obligation.

5.7 Power to File Notices and Cure Defaults. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns as Mortgagor’s true attorney-in-fact to perform any of the following powers, which agency is coupled with an interest: (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest; and (b) upon the occurrence of any event, act or omission which with the giving of notice or the passage of time, or both, would constitute a Default, to perform any obligation of Mortgagor hereunder; provided however, that Mortgagee, as such attorney-in-fact, shall only be accountable for such funds as are actually received by Mortgagee, and Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to act under this Section.

5.8 Remedies Cumulative; No Waiver. All rights, powers and remedies of Mortgagee hereunder are cumulative and are in addition to all rights, powers and remedies provided by law or in any other agreements between Mortgagor and Mortgagee. No delay, failure or discontinuance of Mortgagee in exercising any right, power or remedy hereunder shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy.

5.9 Mortgagee’s Right to Procure Insurance. Mortgagor acknowledges receipt of the following notice: “Unless you Mortgagor provide evidence of the insurance coverage required by your agreement with us Mortgagee, we may purchase insurance at your expense to protect our interests in your collateral. This insurance may, but need not, protect your interests. The coverage that we purchase may not pay

Mortgage and Assignment of Rents and Leases

any claim that you make or any claim that is made against you in connection with the collateral. You may later cancel any insurance purchased by us, but only after providing evidence that you have obtained insurance as required by our agreement. If we purchase insurance for the collateral, you will be responsible for the costs of that insurance, including the insurance premium, interest and any other charges we may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to your total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance you may be able to obtain on your own.”

If Mortgagor fails to maintain any insurance required hereunder, Mortgagee may after notice to Mortgagor, but shall not be obligated to, purchase such required insurance at Mortgagor’s expense to protect Mortgagee’s interests in the Subject Property. This insurance may, but need not, protect Mortgagor’s interests in the Subject Property. The coverage that Mortgagee purchases shall not be required to pay any claim that the Mortgagor makes or any claim that is made against Mortgagor in connection with the Subject Property. Mortgagor may later cancel any insurance purchased by Mortgagee, but only after providing evidence that Mortgagor has obtained the insurance required hereunder. If Mortgagee purchases insurance for the Subject Property, Mortgagor will be responsible for the costs of the insurance, including the insurance premium, interest thereon from the date of each such payment or expenditure at the then applicable rate under the Note and any other charges Mortgagee may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance obtained by Mortgagee may be more than the cost of insurance Mortgagor may be able to obtain on its own. Unless Mortgagee otherwise agrees in writing, Mortgagor shall pay to Mortgagee the full costs of such insurance, together with the accrued interest thereon and the other charges in connection therewith, within thirty (30) days after “Notice of Placement of Insurance” as required by applicable law.

ARTICLE VI. MISCELLANEOUS PROVISIONS

6.1 No Merger. No merger shall occur as a result of Mortgagee’s acquiring any other estate in, or any other lien on, the Subject Property unless Mortgagee specifically consents to a merger in writing.

6.2 Execution of Documents. Mortgagor agrees, upon demand by Mortgagee, to execute any and all documents and instruments required to effectuate the provisions hereof.

6.3 Right of Inspection. Mortgagee or its agents or employees may enter onto the Subject Property at any reasonable time, during regular business hours, with reasonable prior notice for the purpose of inspecting the Subject Property and ascertaining Mortgagor’s compliance with the terms hereof.

6.4 Notices. All notices, requests and demands which Mortgagor or Mortgagee is required or may desire to give to the other party must be in writing, delivered to Mortgagee at the following address:

WELLS FARGO BANK, NATIONAL ASSOCIATION

10 South Wacker Drive, 17th Floor

Chicago, IL 60606

and to Mortgagor at the following address:

SIGMATRON INTERNATIONAL, INC.

2201 Landmeier Road

Elk Grove Village, IL 60007

Attn: Linda K. Frauendorfer, CFO

Mortgage and Assignment of Rents and Leases

With a copy to:	Henry J. Underwood Howard and Howard Attorneys PLLC 200 South Michigan Avenue Suite 1100 Chicago, IL 60604

or at such other address as either party shall designate by written notice to the other party in accordance with the provisions hereof.

6.5 Successors; Assignment. This Mortgage shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto; provided however, that this Section does not waive the provisions of the Section hereof entitled Due on Sale or Encumbrance. Mortgagee reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Mortgagee’s rights and benefits under the Note, any and all other Secured Obligations and this Mortgage. In connection therewith, Mortgagee may disclose all documents and information which Mortgagee now has or hereafter acquires relating to the Subject Property, all or any of the Secured Obligations and/or Mortgagor and, as applicable, any partners, joint venturers or members of Mortgagor, whether furnished by any Mortgagor or otherwise; provided that any information provided to the Mortgagee by the Mortgagor and indentified by the Mortgagor as material non-public information shall not be disclosed to the prospective assignee or participant unless and until the prospective assignee or participant has agreed in writing for the benefit of the Mortgagor to maintain the confidentiality of such non-public information.

6.6 Rules of Construction. (a) When appropriate based on the identity of the parties or other circumstances, the masculine gender includes the feminine or neuter or both, and the singular number includes the plural; (b) the term “Subject Property” means all and any part of or interest in the Subject Property; (c) all Section headings herein are for convenience of reference only, are not a part of this Mortgage, and shall be disregarded in the interpretation of any portion of this Mortgage; (d) if more than one person or entity has executed this Mortgage as “Mortgagor,” the obligations of all such Mortgagors hereunder shall be joint and several; and (e) all terms of Exhibit A, and each other exhibit and/or rider attached hereto and recorded herewith, are hereby incorporated into this Mortgage by this reference.

6.7 Severability of Provisions. If any provision of this Mortgage shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Mortgage.

6.8 Governing Law. This Mortgage shall be governed by and construed in accordance with the laws of the State of Illinois, but giving effect to federal laws applicable to national banks.

6.9 Arbitration.

(a) Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise in any way arising out of or relating to this Mortgage and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination.

(b) Governing Rules. Any arbitration proceeding will (i) proceed in a location in Chicago, Illinois selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the

Mortgage and Assignment of Rents and Leases

documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c) No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Illinois or a neutral retired judge of the state or federal judiciary of Illinois, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Illinois and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Illinois Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e) Discovery. In any arbitration proceeding, discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

(f) Class Proceedings and Consolidations. No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed this Mortgage or any other contract, instrument or document relating to any Secured Obligation, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

Mortgage and Assignment of Rents and Leases

(g) Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the parties.

[Signature Page Follows]

Mortgage and Assignment of Rents and Leases

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the date first set forth above.

Mortgagor(s)	Address(es)

SIGMATRON INTERNATIONAL, INC.	1901 South Street
Elgin, IL 60123

By:	/s/ Gary R. Fairhead

Name:	Gary R. Fairhead

Title:	President / CEO

STATE OF ILLINOIS	)
	)	SS.
COUNTY OF COOK	)

On October, 2013 before me, Nancy B. Geiser, a Notary Public in and for the State of Illinois, appeared Gary R. Fairhead, personally known to me to be the duly elected President / CEO of SigmaTron International, Inc. and the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her indicated capacity.

/s/ Nancy B. Geiser
NOTARY PUBLIC
My commission expires:4-30-17

[SEAL]

Mortgage and Assignment of Rents and Leases

EXHIBIT A

(Description of Property)

Exhibit A to Mortgage and Assignment of Rents and Leases executed by SIGMATRON INTERNATIONAL, INC., as Mortgagor, to WELLS FARGO BANK, NATIONAL ASSOCIATION, as Mortgagee, dated as of October 24, 2013.

LOTS 1 AND 2 OF BURNIDGE BROS INDUSTRIAL PARK, UNIT NO. 4; IN THE CITY OF ELGIN, KANE COUNTY, ILLINOIS.

Commonly known as: 1901 South Street, Elgin, IL 60123

P.I.N.: 06-21-277-001 & 06-21-277-002

Mortgage and Assignment of Rents and Leases